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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Image Sensing Systems, Inc. 1995 Long-Term Incentive and Stock Option Plan, of our report dated February 9, 2001, with respect to the consolidated financial statements of Image Sensing Systems, Inc. for the year ended December 31, 2000, included in its Annual Report (Form 10-KSB) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP
Minneapolis, Minnesota
February 6, 2002